PROSPECTUS SUPPLEMENT                       This Prospectus Supplement,
FOR THE PERIOD ENDING                       filed pursuant to Rule 424(b)(3),
APRIL 30, 1999 TO                           relates to Registration Statement
PROSPECTUS DATED                            No. 33-57302-02 and the
JANUARY 26, 1993                            Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 1999


                           DISCOVER CARD TRUST 1993 B
             (Exact name of Registrant as specified in its charter)


Delaware                             0-21506                      Not Applicable
--------                             -------                      --------------
(State of                            (Commission                   (IRS Employer
organization)                        File Number)            Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                              19720
--------------------                              -----
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826

                                 Not Applicable
                                 --------------
                 (Former address, if changed since last report)



                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5.  Other Events

On May 17, 1999 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of April 1999, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits


Exhibit No.           Description
-----------           -----------
21                    Monthly Certificateholders' Statement for Discover Card
                      Trust 1993 B related to the Due Period ending April 30,
                      1999.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                       By: DISCOVER RECEIVABLES FINANCING
                           GROUP, INC.
                           as originator of the Trust


                       By: Richard W. York
                           ----------------------------------
                           Richard W. York
                           Vice President


Date:  May 17, 1999

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
21                    Monthly Certificateholders' Statement for Discover Card
                      Trust 1993 B related to the Due Period ending April 30,
                      1999.
